BUFFALO GOLD LTD. (the "Issuer")

Request for Financial Statements

National Instrument 51-102 provides shareholders with the opportunity to elect annually to have their name added to the Issuer's supplemental mailing list in order to receive (i) annual financial statements and MD & A and (ii) interim financial statements and MD & A of the Issuer. The documents will be accessible under the Issuer's profile at www.sedar.com. However, if you wish to receive any such mailings, please check the applicable box below.

I wish to receive annual financial statements and MD & A      _

I wish to receive interim financial statements and MD & A      _

COMPLETE AND RETURN THIS FORM TO:

Computershare Trust Company of Canada

100 University Avenue

9th Floor

Toronto, ON

M5J 2Y1

NAME:             ____________________________________________

ADDRESS:       ____________________________________________

POSTAL CODE: ___________________________________________

I confirm that I am the BENEFICIAL owner of _____________________shares of the Issuer.

I confirm that I am the REGISTERED owner of ____________________shares of the Issuer.

SIGNATURE OF

SHAREHOLDER: ______________________________________ DATE:____________

CUSIP:                                    YUBQ

SCRIP COMPANY CODE:    11953Q106